                                                                   EXHIBIT 10.17

                                  AMENDMENT TO
        THE EXCLUSIVE RAGNAROK ONLINE LICENSE AND DISTRIBUTION AGREEMENT

THIS AMENDMENT ("Amendment") is made and entered into on this 27th day of October, 2004 by and between Gravity Corporation ("Licensor") and Asiasoft International Company Limited ("Licensee").

                                    RECITALS

WHEREAS, Licensor and Licensee ("Parties" collectively) entered into an Exclusive Ragnarok Online License and Distribution Agreement ("The Agreement"), dated June 13th, 2002.

WHEREAS, Parties to the Agreement now desire to amend the Agreement as specified below.

NOW, THEREFORE, the parties agree as follows:

1.       EXTEND THE TERM OF THE AGREEMENT:

         Parties agreed to extend the Agreement for Two(2) years ("Renewed Term") from the expiration date with conditions stated below in this Amendment. The newly extended term of the Agreement shall be from March 4th, 2005 to March 4th, 2007.

2.       TERMS AND CONDITIONS:

         (1) Licensee shall pay One Million United States Dollars (US$1,000,000) to Licensor as License Extension Fees. The License Extension Fees shall be paid in four(4) equal parts according to the following schedule:

                  US$250,000 payable on December 1st, 2004
                  US$250,000 payable on March 1st, 2005
                  US$250,000 payable on June 1st, 2005

                  US$250,000 payable on September 1st, 2005

         In case the Agreement is extended beyond March 4th, 2007, it is understood that License Extension Fee will be waived.

         (2) Licensee agrees to increase the Royalty rate ("New Royalty") from Thirty(30%) percent of the Service-Sales Amount (as defined in Article 1.12 and Article 5.1 of the Agreement) to Thirty-Five (35%) percent of the Service-Sales Amount. The New Royalty will be effective from March 4th 2005 to March 4th, 2007.

                  In case the Agreement is extended beyond March 4th, 2007, it is understood that Royalty rate, Thirty-Five (35%) percent of the Service-Sales Amount, will not be changed.

         (3) No later than three (3) months prior to the expiration of Renewed Term specified on this Amendment, Licensor shall give Licensee the first right of negotiation for a period of thirty
                  (30)days for an extension of Agreement for an additional term ("Extended Term") for the Game. The additional extension shall be on the same terms and conditions as stated above (Article
                  2.1 and Article 2.2). If no agreement in writing is made between the Parties for renewal or re-execution of a license agreement after such negotiation period, this Agreement shall expire without any further extension or renewal.

IN WITNESS WHEREOF, the Parties have executed this Amendment the day and year first above-written.

GRAVITY CORPORATION,                     ASIASOFT INTERNATIONAL COMPANY LIMITED.

By:______________________________        By:____________________________________
Name: Jung-Ryool Kim                        Name: Sherman Tan
Title: Chairman                             Title: President

                                        2